As filed with the Securities and Exchange Commission on December 20, 1996
                                               Registration No. 333-_____
================================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                       ______
                                       ------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                           RIBI IMMUNOCHEM RESEARCH, INC.
                 (Exact name of issuer as specified in its charter)

          Delaware                                    81-0394349
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                     553 Old Corvallis Road, Hamilton, MT 59840
                (Address of Principal Executive Offices and Zip Code)

                               1996 Stock Option Plan
                          1996 Directors' Stock Option Plan
                              (Full title of the plans)

                               Ronald H. Kullick, Esq.
                           Vice President - Legal Counsel
                           Ribi ImmunoChem Research, Inc.
                               553 Old Corvallis Road
                               Hamilton, Montana 59840
                       (Name and address of agent for service)

                                   (406) 363-6214
            (Telephone number, including area code, of agent for service)

               Copy to:       William D. Sherman, Esq.
                               Morrison & Foerster LLP
                                 755 Page Mill Road
                              Palo Alto, CA 94304-1018
                                   (415) 813-5600

                           CALCULATION OF REGISTRATION FEE

                                                   Proposed
                                                   maximum      Proposed
Title of         Amount          Maximum           aggregate    amount of
securities to    to be           offering price    offering     registration
be registered    registered(1)   per share (2)     price (2)    fee
-------------    -------------   --------------    ---------    ------------
Common Stock     1,110,000       $3.844            $4,266,840   $1,471.32
$.001 par value
per share
-----------------------------------------------------------------------------
(1)       Plus such indeterminate number of shares as may be issued resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)       Estimated solely for the purpose of calculating the registration fee

================================================================================

                                 Page 1 of 9 pages.
                      The Index to Exhibits appears on page 7.

                                      PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.
          ------------------------------------------------

               There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the Commission):

               1. The Registrant s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the Exchange Act).

               2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1996, June 30, 1996 and September 30, 1996.

               3. The description of the Registrant's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A filed on April 27, 1983.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          --------------------------

               Not Applicable

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

               Ronald H. Kullick, Vice President, Legal Counsel and Secretary of the Company is owner of no shares and options to purchase eighty-three thousand shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

               The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the extent permitted by the Delaware General Corporation Law, and the Company's Amended Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law. Section 145 of the Delaware General Corporation Law provides in part that a corporation has the power to indemnify its current and former directors and officers against liability resulting from, and expenses actually and reasonably incurred by them in connection with, any actual or threatened legal action in which they are made parties by reason of being or having been directors or officers of the corporation if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. However, as to any legal actions brought by or in the right of a corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. These provisions may be sufficiently broad to indemnify the directors and officers of the Company for liabilities arising under the Securities Act. In addition, the Company has entered into Indemnification Agreements with its officers and directors.

               The directors and officers of the Company are insured against certain liabilities which may include certain liabilities under the Securities Act.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

               Not Applicable

Item 8.   Exhibits.
          ---------

               The exhibits are as set forth in the Exhibits Index.

Item 9.   Undertakings.
          -------------

               (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES
                                     ----------

               Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ribi ImmunoChem Research, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Montana, on December 20, 1996.

                                   Ribi ImmunoChem Research, Inc.

                                   By:   /s/ Robert E. Ivy
                                      -------------------------------------
                                        Robert E. Ivy
                                        Chief Executive Officer,
                                        President and Chairman

                                    Exhibit 24.1

                                  POWER OF ATTORNEY
                                  -----------------

               Each person whose signature appears below constitutes and appoints Robert E. Ivy and Ronald H. Kullick as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Capacity                         Date
---------                   --------                         ----

/s/ Robert E. Ivy           Chief Executive Officer,         November 29, 1996
Robert E. Ivy               President (Principal
                            Executive Officer) and
                            Chairman

/s/ John L. Cantrell        Director, Executive Vice         November 29, 1996
John L. Cantrell            President

/s/ Vern D. Child           Vice President-Finance and       November 29, 1996
Vern D. Child               Treasurer (Principal
                            Financial and Accounting
                            Officer)

/s/ Philipp Gerhardt        Director                         November 29, 1996
Philipp Gerhardt

/s/ Paul Goddard            Director                         November 29, 1996
Paul Goddard

/s/ Mark I. Greene          Director                         November 29, 1996
Mark I. Greene

/s/ Thomas N. McGowen, Jr.  Director                         November 29, 1996
Thomas N. McGowen, Jr.

/s/ Frederick B. Tossberg   Director                         November 29, 1996
Frederick B. Tossberg

                                    EXHIBIT INDEX


Exhibit                                                       Sequential
Number    Description                                         Page No.
------    -----------                                         --------

4.1*      Restated Certificate of Incorporation

4.2**     Amended Bylaws of the Company

5.1       Opinion of Counsel                                  8

23.1      Consent of KPMG Peat Marwick LLP                    9
          Independent Public Accountants

23.2      Consent of Ronald H. Kullick, Esq.                  8
          (included in Exhibit 5.1)

24.1      Power of Attorney                                   6

* Incorporated by reference to the exhibit bearing the same exhibit number filed with Registrant's Registration Statement on Form S-3 (File No.
33-48713) filed on June 22, 1992.

**        Incorporated by reference to the exhibit bearing the same exhibit number filed with Registrant's annual report on Form 10-K dated December 31,
1988, File No. 0-11094.


                                                                    EXHIBIT 5.1



December 20, 1996



Ribi ImmunoChem Research, Inc.
553 Old Corvallis Road
Hamilton, MT  59840

Ladies and Gentlemen:

               I have examined the Registration Statement on Form S-8 to be filed by Ribi ImmunoChem Research, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on December 20, 1996 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 1,110,000 shares of the Company's Common Stock (the "Shares"). The Shares are reserved for issuance under the Company's 1996 Stock Option Plan and 1996 Directors' Stock Option Plan. As counsel to the Company, I have examined the proceedings taken by the Company in connection with the registration of the Shares.

               It is my opinion that the Shares, when issued and sold in the manner described in the Registration Statement and any related Prospectus, will be legally and validly issued, fully paid and nonassessable.

               I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me in the Registration Statement and any amendments thereto.

                                   Very truly yours,

                                   /s/ Ronald H. Kullick

                                   Ronald H. Kullick
                                   Vice President - Legal Counsel
                                   and Secretary

                                                                   EXHIBIT 23.1



                            Independent Auditors' Report



The Board of Directors and Stockholders
Ribi ImmunoChem Research, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 expected to be filed December 16, 1996, of our report dated January 18, 1996 relating to the balance sheets of Ribi ImmunoChem Research, Inc. as of December 31, 1995 and 1994 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1995 annual report on Form 10-K of Ribi ImmunoChem Research, Inc.



                                   /s/ KPMG PEAT MARWICK LLP



Billings, Montana
December 16, 1996